UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 9, 2021

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2021, Douglas Dynamics, Inc. (the “Company”), as guarantor, and its wholly-owned subsidiaries, Douglas Dynamics, L.L.C. (“DDI LLC” or the “Term Loan Borrower”), Fisher, LLC (“Fisher”), Trynex International LLC (“Trynex”), Henderson Enterprises Group, Inc. (“Enterprises”), Henderson Products, Inc. (“Products”), and Dejana Truck & Utility Equipment Company, LLC (“Dejana”, together with DDI LLC, Fisher, Trynex, Enterprises and Products, the “Revolving Loan Borrowers”, and together with DDI LLC in its capacity as the Term Loan Borrower, the “Borrowers”), as borrowers, entered into a Credit Agreement (the “Credit Agreement”) with the banks and financial institutions listed in the Credit Agreement, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A. and CIBC Bank USA, as joint lead arrangers and joint bookrunners, CIBC Bank USA, as syndication agent, and Bank of America, N.A. and Citizens Bank, N.A., as co-documentation agents. The following summary of the material terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Credit Agreement provides for a senior secured term loan to the Term Loan Borrower in the amount of $225.0 million and a senior secured revolving credit facility available to the Revolving Loan Borrowers in the amount of $100.0 million, of which $10.0 million will be available in the form of letters of credit and $15.0 million will be available for the issuance of short-term swingline loans. The Credit Agreement also allows the Borrowers to request increases to the revolving commitments and/or incremental term loans in an aggregate amount not in excess of $175.0 million, subject to specified terms and conditions. The final maturity date of the Credit Agreement is June 9, 2026. DDI LLC applied the proceeds of the senior secured term loan facility under the Credit Agreement to refinance its existing senior secured term loan and revolving credit facilities under the Prior Credit Agreements (as defined below) and for the payment of transaction consideration and expenses in connection with the Credit Agreement.

The Revolving Loan Borrowers will be required to pay a fee for unused amounts under the senior secured revolving facility in an amount ranging from 0.150% to 0.300% of the average daily unused portion of the senior secured revolving credit facility, depending on DDI LLC’s Leverage Ratio (as defined in the Credit Agreement). The Credit Agreement provides that the senior secured term loan facility will bear interest at (i) the London Interbank Offered Rate for the applicable interest period multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus (ii) a margin ranging from 1.375% to 2.00%, depending on DDI LLC’s Leverage Ratio. The Credit Agreement provides that the Revolving Loan Borrowers have the option to select whether the senior secured revolving credit facility borrowings will bear interest at either (i)(a) the London Interbank Offered Rate for the applicable interest period multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus (b) a margin ranging from 1.375% to 2.00%, depending on DDI LLC’s Leverage Ratio, or (ii) a margin ranging from 0.375% to 1.00% per annum, depending on DDI LLC’s Leverage Ratio, plus the greatest of (which if the following would be less than 1.00%, such rate shall be deemed to be 1.00%) (a) the Prime Rate (as defined in the Credit Agreement) in effect on such day, (b) the NYFRB Rate (as defined in the Credit Agreement) plus 0.50% and (c) the London Interbank Offered Rate for a one month interest period multiplied by the Statutory Reserve Rate plus 1%. If the London Interbank Offered Rate for the applicable interest period is less than zero, such rate shall be deemed to be zero for purposes of calculating the foregoing interest rates in the Credit Agreement.

The Credit Agreement includes customary representations, warranties and negative and affirmative covenants, as well as customary events of default and certain cross default provisions that could result in acceleration of the Credit Agreement. In addition, the Credit Agreement requires DDI LLC to have a Leverage Ratio of not more than 3.50 to 1.00 as of the last day of any fiscal quarter commencing with the fiscal quarter ending June 30, 2021, and to have a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 3.00 to 1.00 as of the last day of any fiscal quarter commencing with the fiscal quarter ending June 30, 2021.

The Credit Agreement is secured by substantially all of the personal property of the Company and the Borrowers owned as of June 9, 2021 or acquired thereafter.

Item 1.02.	Termination of Material Definitive Agreements.

In conjunction with the entry into the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein, (i) the $275.0 million currently outstanding under the term loan facility under the Amended and Restated Credit and Guaranty Agreement, dated as of December 31, 2014, among the Company, DDI LLC, Douglas Dynamics Finance Company (“DDI Finance”), Fisher, Trynex, Enterprises, Products, Dejana, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Prior Term Loan Credit Agreement”), was repaid or incorporated into the Credit Agreement, and the Prior Term Loan Credit Agreement was terminated, and (ii) the $100.0 million revolving loan under the Third Amended and Restated Credit and Guaranty Agreement, dated as of June 8, 2020, among the Company, DDI LLC, DDI Finance, Fisher, Trynex, Enterprises, Products, Dejana the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (the “Prior Revolving Credit Agreement”, and together with the Prior Term Loan Credit Agreement, the “Prior Credit Agreements”), was repaid or incorporated into the Credit Agreement, and the Prior Revolving Credit Agreement was terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Credit Agreement, dated as of June 9, 2021, among Douglas Dynamics, L.L.C., Fisher, LLC, Trynex International LLC, Henderson Enterprises Group, Inc., Henderson Products, Inc., and Dejana Truck & Utility Equipment Company, LLC, Douglas Dynamics, Inc., the banks and financial institutions listed therein, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A. and CIBC Bank USA, as joint lead arrangers and joint bookrunners, CIBC Bank USA, as syndication agent, and Bank of America, N.A. and Citizens Bank, N.A., as co-documentation agents.

(104.1)	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: June 14, 2021	By:	/s/ Sarah Lauber
Sarah Lauber
Chief Financial Officer and Secretary